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Exhibit 23.5

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 9, 2015 with respect to the consolidated financial statements of GB Key Biscayne Holdings, LLC and Subsidiaries as of December 31, 2014 and 2013 and for the three year period ended December 31, 2014, included in the Current Report on Form 8-K/A of Carey Watermark Investors 2 Incorporated, filed with the Securities and Exchange Commission on August 14, 2015, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of said report in this Registration Statement of Carey Watermark Investors 2 Incorporated on Form S-11 (File No. 333-196681), and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Miami, Florida
April 18, 2016

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  Exhibit 23.5
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS